UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): August 6, 2015

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On August 7, 2015, Empire Global Corp. issued a press release to announce that through its wholly owned subsidiary Multigioco Srl. it has signed a binding Letter of Intent to acquire Alea Srl. and its Monti license #4522 with 10 land-based Negozio Sportivo ("Agency" or "Arcade") situated throughout the Campania region of Italy. The transaction is subject to 30 days of due diligence, AAMS regulatory approval, an audit of the financial statements prepared in accordance with SEC regulations and the completion of a material definitive agreement.

The Company has agreed to pay Euro 450,000 as follows: Euro 50,000 at closing, five instalments of Euro 60,000 each and a final payment of Euro 100,000. The agencies, which have been in operation since 1999, currently operate under a service provider agreement with Strike Giochi generating approximately
Euro 3.5 million in annual gaming turnover.

The company's press release to announce the acquisition is included as
Exhibit 99.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit 99.1 - Press Release dated August 7, 2015.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  August 7, 2015.                   EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer


EXHIBIT INDEX

Exhibit Number    Description
---------------   -------------------------------------------------------------
99.1              Press Release dated August 7, 2015 captioned "Multigioco to
                  Acquire Alea Srl and Ten Gaming Arcade Locations"